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                                                                    Exhibit 32.1

                                  Certification
                       Pursuant to 18 U.S.C. Section 1350,
                             As Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Antigenics Inc. (the "Company") for the quarterly period ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report") each of the undersigned to his knowledge hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

      (i) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                                        /s/ Garo H. Armen, Ph.D.
                                                        ------------------------
                                                            Garo H. Armen, Ph.D.
                                                         Chief Executive Officer

                                                              /s/ Peter Thornton
                                                              ------------------
                                                                  Peter Thornton
                                                         Chief Financial Officer

Date:  May 10, 2005

A signed original of this written statement required by Section 906 has been provided to Antigenics Inc. and will be retained by Antigenics Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Form 10-Q for the period ended March 31, 2005, and should not be considered filed as part of the Form 10-Q.